Exhibit 99.1

News Release

Truist announces leadership transitions

CEO Kelly King to become executive chairman of the board of directors

President and COO Bill Rogers to become chief executive officer

Leadership team named effective Sept. 1

CHARLOTTE, N.C., Aug. 17, 2021 - Truist Financial Corporation (NYSE: TFC) today announced its new executive leadership structure, effective Sept. 1. President and Chief Operating Officer William H. Rogers Jr. will succeed Kelly S. King as chief executive officer on Sept. 12, 2021, as previously announced in February 2019 as part of the merger of equals that formed Truist. King will transition to the role of executive chairman of the board of directors of Truist Financial Corporation effective through March 12, 2022.

“With our purpose to inspire and build better lives and communities firmly established within a strong culture, I have the highest confidence in what our Truist teammates will accomplish under Bill’s leadership,” King said. “He’s a highly regarded industry leader, having served as the chief executive officer and chairman of SunTrust for eight years, and is perfectly equipped for the responsibility and opportunity to take the company forward.”

“It will be an honor to serve as the next CEO of Truist and succeed Kelly, whose inspirational leadership has made an enduring, positive impact on our clients, teammates, communities and me personally,” Rogers said. “When we announced the merger of equals, we were confident of strong cultural alignment, the ability to achieve industry-leading outcomes, the ability to grow revenue through complementary businesses and the opportunity to gain the scale to invest in digitization and innovation. We saw all of those attributes, and more, proven in our first months together, especially as we served clients, teammates and communities through a pandemic.

“As we complete the final stages of Truist’s integration in the months ahead, we’re driving the strategies and trajectory of Truist, especially advancing our client-centered digital strategies. I’m pleased to name the members of the Truist Executive Leadership team and their roles, effective Sept. 1,” Rogers said.

Daryl N. Bible, will be chief financial officer; Scott Case will be chief information officer; Beau Cummins will be vice chair; Ellen M. Fitzsimmons will be chief legal officer and head of public affairs; John Howard, will be the chief insurance officer; Mike Maguire will be chief national consumer finance services and payments officer; Kimberly Moore-Wright will be chief teammate officer and head of enterprise diversity; Brant J. Standridge will be chief retail community banking officer; Clarke R. Starnes III will be chief risk officer; Joseph M. Thompson will be chief wealth officer; David H. Weaver will be chief commercial community banking officer, and Donta L. Wilson will be chief digital and client experience officer. Additionally, Amy Collins will be named chief of staff to work alongside Rogers and the Executive Leadership team to maximize impact.

“I could not be more excited about the opportunity we have at Truist to fulfill its incredible potential, helping to deliver exceptional client experiences, and to inspire and build better lives and communities,” Rogers said. “I look forward to working with this best-in-class leadership team and our 54,000 skilled and dedicated teammates.”

About Truist
Truist Financial Corporation is a purpose-driven financial services company committed to inspiring and building better lives and communities. Formed by the historic merger of equals of BB&T and SunTrust, Truist has leading market share in many high-growth markets in the country. The company offers a wide range of services including retail, small business and commercial banking; asset management; capital markets; commercial real estate; corporate and institutional banking; insurance; mortgage; payments; specialized lending; and wealth management. Headquartered in Charlotte, North Carolina, Truist is a top 10 U.S. commercial bank with total assets of $522 billion as of June 30, 2021. Truist Bank, Member FDIC. Learn more at Truist.com.

For further information, please contact: Media@Truist.com

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” and other similar words or expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Truist’s current expectations and assumptions regarding Truist’s businesses, the economy and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many possible events or factors could affect Truist’s future financial performance and could cause actual performance to differ materially from anticipated performance. Except to the extent required by applicable law or regulation, Truist disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Truist and factors which could affect the forward-looking statements contained herein can be found in Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by its Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

# # #